EXHIBIT 8.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000	Bruce Graves	James L. Pray	Dustin D. Smith	Patents and Trademarks
DES MOINES, IOWA 50309-2510	Steven C. Schoenebaum	Brenton D. Soderstr	Alexander M. Johnson	G. Brian Pingel
	Harold N. Schneebeck	Michael D. Treinen	Rebecca A. Brommel	Camille L. Urban
TELEPHONE: (515) 242-2400	Paul D. Hietbrink	Scott L. Long	Mark E. Roth	Adam W. Jones
FACSIMILE: (515) 283-0231	William C. Brown	Ronni F. Begleiter	Tina R. Thompson
	Richard K. Updegraff	Miranda L. Hughes	Catherine C. Cownie
	Paul E. Carey	Kelly D. Hamborg	Laura N. Martino
	Douglas E. Gross	William E. Hanigan	Amy R. Piepmeier
URL: www.ialawyers.com	John D. Hunter	Mary A. Ericson	Elizabeth A. Coonan
	James H. Gilliam	Michael J. Green	Britney L. Schnathorst
	Robert D. Andeweg	Michael A. Dee	Sara L. Keenan
	Alice Eastman Helle	Danielle Dixon Smid	Rebecca A. Reisinger
Offices in:	Michael R. Blaser	Brian P. Rickert	Leanna Daniels Whipple	Of Counsel:
West Des Moines, Iowa	Thomas D. Johnson	Valerie D. Bandstra	Justin T. Lange	Richard W. Baskerville
Pella, Iowa	Christopher R. Sackett	Ann Holden Kendell	Kevin F. Howe
	Sean P. Moore	James S. Niblock
	Nancy S. Boyd	Brian M. Green		Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO.
(515) 242-2416
WRITER’S DIRECT FAX NO.
(515) 323-8516
WRITER’S E-MAIL ADDRESS
carey@ialawyers.com
May 19, 2006
Board of Directors
NEK-SEN Energy, LLC
205 South 8th Street
Sabetha, Kansas 66534
Re: 2006 Registration Statement on Form SB-2; Tax Matters
Dear Sirs:
As counsel for NEK-SEN Energy, LLC, (the “Company”), we furnish the following opinion in connection with the proposed issuance by the Company of up to [insert] of its membership interests (the “Units”).
We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated {INSERT FILING DATE], 2006 relating to that offering (the “Registration Statement”).
You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.
Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading “Federal Income Tax Consequences of Owning Our Units” reflect our opinion. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section

[Effective date of the Registration Statement, 2006]

also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.
Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective as of the date of effectiveness of the Company’s registration statement. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.
An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
We consent to the discussion in the Registration Statement of this opinion, the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

Yours truly, Paul E. Carey